UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Li-Cycle Holdings Corp.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In accordance with the Glencore Consent and Waiver Agreement entered into on January 14, 2025 by and between Li-Cycle Holdings Corp. (the “Company”) and Glencore Canada Corporation (“Glencore”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2025 (the “January 16, 2025 8-K”), on January 31, 2025, the Company amended and restated the senior secured convertible note issued and sold to Glencore on March 25, 2024 (the “Senior Secured Glencore Convertible Note”), the first amended and restated existing unsecured convertible note originally issued to Glencore Ltd. on May 31, 2022 (the “First A&R Glencore Convertible Note”) and the second amended and restated existing unsecured convertible note originally issued to Glencore Ltd. on May 31, 2022 (the “Second A&R Glencore Convertible Note” and together with the First A&R Glencore Convertible Note and the Senior Secured Glencore Convertible Note, the “Glencore Notes”). The Company also entered into an Amendment No. 1 to the Amended and Restated Note Purchase Agreement dated March 25, 2024 by and among the Company, Glencore and Glencore Ltd. (the “NPA Amendment”). Among other things, the amendments to the Glencore Notes and the NPA Amendment:

•	Entitle the holders of the Glencore Notes (and any holders of warrants issued in accordance with the Glencore Notes) to equivalent pro rata distributions made to common shareholders;

•

Entitle any holders of warrants issued in accordance with the Glencore Notes to have the Company repurchase their warrants for cash upon a change of control, at the holder’s election, based on a Black-Scholes lite valuation;

•

Entitle holders of Glencore Notes (and any holders of warrants issued in accordance with the Glencore Notes) to an economic anti-dilution adjustment, in addition to modification of the conversion or exchange price, as applicable, in the event of a reverse stock split or similar share combination;

•

Add provisions to the Glencore Notes (and the warrants issued in accordance with the Glencore Notes) that specify conversion or exchange price adjustments, as applicable, in connection with the future issuance by the Company of additional common shares of the Company (the “Common Shares”) or instruments exchangeable or convertible into Common Shares;

•

Add provisions to the Glencore Notes (and the warrants issued in accordance with the Glencore Notes) that provide for compensation in the event that the Company fails to timely deliver Common Shares upon conversion of the Glencore Notes or exercise of the related warrants, as applicable; and

•	Remove contractual transfer restrictions on the warrants issued in accordance with the Glencore Notes and the Common Shares underlying such warrants.

The information disclosed in Item 1.01 of the January 16, 2025 8-K is incorporated by reference into this Item 1.01.

The foregoing description of the Amended and Restated Senior Secured Glencore Convertible Note, the First A&R Glencore Convertible Note, the Second A&R Glencore Convertible Note and the NPA Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Senior Secured Glencore Convertible Note, the First A&R Glencore Convertible Note, the Second A&R Glencore Convertible Note and the NPA Amendment, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of the Report is incorporated by reference herein to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1†	Amended & Restated Senior Secured Convertible Note of Li-Cycle Holdings Corp. dated January 31, 2025

4.2†	Amended and Restated Convertible Note No. 1 of Li-Cycle Holdings Corp. dated January 31, 2025

4.3†	Amended and Restated Convertible Note No. 2 of Li-Cycle Holdings Corp. dated January 31, 2025

10.1	Amendment No. 1 to the Amended and Restated Note Purchase Agreement, dated January 31, 2025, by and among Li-Cycle Holdings Corp., Glencore Ltd., Glencore Canada Corporation and Glencore Canada Corporation as collateral agent

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & CEO and Director

Date: January 31, 2025